Exhibit J

The Republic of Argentina

Offers to Exchange New Bonds

which have been Registered under the Securities Act of 1933, as amended,

for any and all of its corresponding Bonds

CUSIP Nos. of Bonds	ISIN Nos. of Bonds	Bonds	Corresponding New Bonds which have been registered under the Securities Act	CUSIP Nos. of New Bonds	ISIN Nos. of New Bonds
Rule 144A 040114 GZ7 Regulation S P04808 AG9	Rule 144A US040114GZ77 Regulation S USP04808AG92	U.S.$2,750,000,000 6.250% Bonds Due 2019	Up to U.S.$2,750,000,000 6.250% Bonds Due 2019	040114 HB9	US040114HB90

Rule 144A 040114 GQ7 Regulation S P04808 AA2	Rule 144A US040114GQ78 Regulation S USP04808AA23	U.S.$4,500,000,000 6.875% Bonds Due 2021	Up to U.S.$4,500,000,000 6.875% Bonds Due 2021	040114 GW4	US040114GW47

Rule 144A 040114 GS3 Regulation S P04808 AC8	Rule 144A US040114GS35 Regulation S USP04808AC88	U.S.$6,500,000,000 7.500% Bonds Due 2026	Up to U.S.$6,500,000,000 7.500% Bonds Due 2026	040114 GX2	US040114GX20

Rule 144A 040114 GU8 Regulation S P04808 AE4	Rule 144A US040114GU80 Regulation S USP04808AE45	U.S.$2,750,000,000 7.625% Bonds Due 2046	Up to U.S.$2,750,000,000 7.625% Bonds Due 2046	040114 GY0	US040114GY03

Rule 144A 040114 HD5 Regulation S P04808 AJ3	Rule 144A US040114HD56 Regulation S USP04808AJ32	U.S.$1,000,000,000 6.625% Bonds Due 2028	Up to U.S.$1,000,000,000 6.625% Bonds Due 2028	040114 HF0	US040114HF05

Rule 144A 040114 HE3 Regulation S P04808 AK0	Rule 144A US040114HE30 Regulation S USP04808AK05	U.S.$1,750,000,000 7.125% Bonds Due 2036	Up to U.S.$1,750,000,000 7.125% Bonds Due 2036	040114 HG8	US040114HG87

Rule 144A 040114 HH6 Regulation S P04808 AL8	Rule 144A US040114HH60 Regulation S USP04808AL87	U.S.$ 3,250,000,000 5.625% Bonds Due 2022	Up to U.S.$ 3,250,000,000 5.625% Bonds Due 2022	040114 HK9	US040114HK99

Rule 144A 040114 HJ2 Regulation S P04808 AM6	Rule 144A US040114HJ27 Regulation S USP04808AM60	U.S.$ 3,750,000,000 6.875% Bonds Due 2027	Up to U.S.$ 3,750,000,000 6.875% Bonds Due 2027	040114 HL7	US040114HL72

To Our Clients:

Enclosed for your consideration is a prospectus of the Republic of Argentina (the “Issuer”), dated             , 2075 (the “Prospectus”), relating to the offers to exchange (the “Offers”) registered 6.250% Bonds due 2019, registered 6.875% Bonds due, registered 7.500% Bonds due 2026, registered 7.625% Bonds due 2046, registered 6.625% Bonds due 2028, registered 7.125% Bonds due 2036, registered 5.625% Bonds Due 2022 and registered 6.875% Bonds Due 2027 (together, the “New Bonds”) for any and all outstanding 6.250% Bonds due 2019,

6.875% Bonds due 2021, 7.500% Bonds due 2026, 7.625% Bonds due 2046, 6.625% Bonds due 2028, 7.125% Bonds due 2036, 5.625% Bonds Due 2022 and 6.875% Bonds Due 2027 (together, the “Bonds”) of the Issuer, upon the terms and subject to the conditions described in the Prospectus. The Offers are being made in order to satisfy certain of the Issuer’s obligations under the Registration Rights Agreements referred to in the Prospectus.

The material is being forwarded to you as the beneficial owner of the Bonds carried by us in your account but not registered in your name. A tender of such Bonds may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf any Bonds held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Prospectus in the section captioned “The Offers—Holders’ Deemed Representations, Warranties and Undertakings.”

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Bonds on your behalf in accordance with the provisions of the Offers. The Offers will expire at 5:00 p.m., New York City time, on             , 2017 (the “Expiration Date”), unless extended by the Issuer. The Bonds tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date, unless previously accepted by the Issuer.

Your attention is directed to the following:

1. The Offers are for any and all Bonds.

2. The Offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Offers—Conditions.”

3. Any transfer taxes incident to the transfer of Bonds from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Prospectus in the section captioned “The Offers—Transfer Taxes.”

4. The Offers expire at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Issuer.

If you wish to have us tender any of your Bonds, please so instruct us by completing, executing and returning to us the instruction set forth below.

Instructions with Respect to the Offers

The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated             , 2017, of the Republic of Argentina.

This will instruct you to tender the principal amount of Bonds indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus. (Check one).

Box 1	☐	Please tender the Bonds held by you for my account. If I do not wish to tender all of the Bonds held by you for my account, I have identified on a signed schedule attached hereto the principal amount of Bonds that I do not wish tendered.

Box 2	☐	Please do not tender any Bonds held by you for my account.

Date:
Signature

Please print name(s) here

Area Code and Telephone No.

Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Bonds.

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